UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM C

UNDER THE SECURITIES ACT OF 1933

(Mark one.)

Form C: Offering Statement
Form C-U: Progress Update
Form C/A: Amendment to Offering Statement
Check box if Amendment is material and investors must reconfirm within five business days.
Form C-AR: Annual Report
Form C-AR/A: Amendment to Annual Report
Form C-TR: Termination of Reporting

Name of issuer
     The Splish Network, Inc.

Legal status of issuer

Form
 Corporation

 Jurisdiction of Incorporation/Organization
 Colorado

 Date of organization
 November 5, 2019

Physical address of issuer
    739 Lagoon Drive, Frisco, CO 80443

Website of issuer
    https://www.splishnaturals.com/

Name of intermediary through which the Offering will be conducted
    Silicon Prairie Online, LLC

CIK number of intermediary
    0001711770

SEC file number of intermediary
    007-00123

CRD number, if applicable, of intermediary
    289746

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the Offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the Offering, including the amount of referral and any other fees associated with the Offering.
7 percent of first $1 Million raised, 6 percent of second $1 Million raised and an administrative fee of $3,000.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest
    None

Name of qualified third party Escrow Agent which the Offering will utilize
    Bank Vista

Type of security offered
    Units of Common Stock

Target number of Securities to be offered
    2,000

Price (or method for determining price)
    $10.00

Target offering amount
    $20,000.00

Oversubscriptions accepted:
    Yes

Oversubscriptions will be allocated:
    First-come, first-served basis

Maximum offering amount (if different from target offering amount)
    $500,000.00

Deadline to reach the target offering amount
    December 15, 2023

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the Offering deadline, no Securities will be sold in the Offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees
    1

       Most recent fiscal year-end Prior fiscal year-end
Total Assets             $98,605.81            $54,586.63
Cash & Cash Equivalents     $20,287.57            $11,927.51
Accounts Receivable          $5,223.33              $6,925.72
Short-term Debt             $22,121.06            $13,290.90
Long-term Debt             $10,388.49            $17,287.57
Revenues/Sales             $81,097.69            $49,175.93
Cost of Goods Sold         $11,418.22            $16,910.70
Taxes Paid                    $499.00               $206.75
Net Income               -$111,702.80           -$22,971.98

The jurisdictions in which the issuer intends to offer the Securities:
Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District Of Columbia, Florida, Georgia, Guam, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virgin Islands, U.S., Virginia, Washington, West Virginia, Wisconsin, Wyoming, American Samoa, and Northern Mariana Islands

This Offer is limited to residents of the United States or one of its Territories.

September 15, 2023

FORM C

Up to $500,000.00

The Splish Network, Inc.

Units of Common Stock

This Form C (including the cover page and all exhibits attached hereto, the "Form C"?) is being furnished by The Splish Network, Inc., a Colorado Corporation (the "Company,"? as well as references to "we", "us", or "our"), to prospective investors for the sole purpose of providing certain information about a potential investment in Units of Common Stock of the Company (the "Securities").

Investors in Securities are sometimes referred to herein as "Purchasers" The Company intends to raise at least $20,000.00 and up to $500,000.00 from Investors in the offering of Securities described in this Form C (this "Offering"). The minimum amount of Securities that can be purchased is $200.00 per Investor (which may be waived by the Company, in its sole and absolute discretion). The offer made hereby is subject to modification, prior to sale and withdrawal at any time.

The rights and obligations of the holders of Securities of the Company are set forth below in the section entitled "The Offering and the Securities--The Securities".  In order to purchase Securities, a prospective investor must complete the subscription process through the Intermediarys platform and sign the Subscription Agreement (Exhibit C), which may be accepted or rejected by the Company, at its sole and absolute discretion.  The Company has the right to cancel or rescind its offer to sell the Securities at any time and for any reason.

The Offering is being made through Silicon Prairie Online, LLC (the "Intermediary"). The Intermediary will be entitled to receive compensation related to the purchase and sale of the Securities.

 Price to Investors Service Fees and Commissions (1) Net Proceeds
Minimum Individual Purchase Amount    $200.00    $14.00     $186.00
Aggregate Minimum Offering Amount $20,000.00 $1,400.00  $18,600.00
Aggregate Maximum Offering Amount  $500,000.00   $35,000 $465,000.00

(1) This excludes fees paid to the Company s advisors, such as attorneys and accountants.

A crowdfunding investment involves risk. You should not invest any funds in this Offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the Offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any Securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or other materials. These Securities are offered under an exemption from registration; however, neither the U.S. Securities and Exchange Commission nor any state securities authority has made an independent determination that these Securities are exempt from registration. The Company filing this Form C for an offering in reliance on Section 4(a)(6) of the Securities Act and pursuant to Regulation CF (Section 227.100 et seq.) must file a report with the Commission annually and post the report on its website at https://www.splishnaturals.com/ no later than 120 days after the end of the Company s fiscal year. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (Section 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in this Offering by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C is September 15, 2023.

The Company has certified that all of the following statements are TRUE for the Company in connection with this Offering:

Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

Is not subject to the requirement to file reports pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));

Is not an investment company, as defined in section 3 of the Investment Company Act of 1940 (15 U.S.C. 80a-3), or excluded from the definition of investment company by section 3(b) or section 3(c) of that Act (15 U.S.C. 80a-3(b) or 80a-3(c));

Is not ineligible to offer or sell securities in reliance on section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) as a result of a disqualification as specified in Section 227.503(a)

Has filed with the Commission and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

THERE ARE SIGNIFICANT RISKS AND UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C ENTITLED "RISK FACTORS."

  THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS.

THIS FORM C DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT PERMITTED AND IS LIMITED TO RESIDENTS OF THE UNITED STATES.

PRIOR TO CONSUMMATION OF THE PURCHASE AND SALE OF ANY SECURITY THE COMPANY WILL AFFORD PROSPECTIVE INVESTORS AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY, AND ITS MANAGEMENT  CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND THE COMPANY.  NO SOURCE OTHER THAN THE INTERMEDIARY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS FORM C, AND IF GIVEN OR MADE BY ANY OTHER SUCH PERSON OR ENTITY, SUCH INFORMATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE INVESTOR S PARTICULAR FINANCIAL SITUATION.  EACH INVESTOR SHOULD CONSULT HIS OR HER OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.
THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY INVESTOR EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE  PERSON  OR  ENTITY  ISSUING  THE  SECURITIES  AND  THE  TERMS  OF  THE  OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE REGARDING ESCROW AGENT

BANK VISTA, THE ESCROW AGENT SERVICING THE OFFERING, HAS NOT INVESTIGATED THE DESIRABILITY ORADVISABILIT OF AN INVESTMENT IN THIS OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT MAKES NO REPRESENTATIONS, WARRANTIES, ENDORSEMENTS, OR JUDGEMENT ON THE MERITS OF THE OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT S CONNECTION TO THE OFFERING IS SOLELY FOR THE LIMITED PURPOSES OF ACTING AS A SERVICE PROVIDER.

Forward Looking Statement Disclosure

This Form C and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give the Company s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C or any documents incorporated by reference herein or therein speaks only as of the date of this Form C. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contents

SUMMARY                                                   11
The Business                                           11
RISK FACTORS                                           13
Risks Related to the Company s Business and Industry   13
Risks Related to the Securities                           20
BUSINESS                                               24
Description of the Business                               24
Business Plan                                           24
History of the Business                                   26
The Company s Products and/or Services                   26
Competition                                               26
Supply Chain and Customer Base                           26
Intellectual Property                                   27
Governmental/Regulatory Approval and Compliance           27
Litigation                                               27
Other                                                   27
USE OF PROCEEDS                                           28
DIRECTORS, OFFICERS, AND EMPLOYEES                       29
Directors                                               29
Officers of the Company                                   29
Employees                                               30
CAPITALIZATION AND OWNERSHIP                           31
Capitalization                                           31
Ownership                                               33
FINANCIAL INFORMATION                                   34
Operations                                               34
Liquidity and Capital Resources                           34
Capital Expenditures and Other Obligations               34
Trends and Uncertainties                               34
THE OFFERING AND THE SECURITIES                           35
The Offering                                           35
The Securities                                           36
Authorized Capitalization                               36
Voting and Control                                       37
Anti-Dilution Rights                                   37
Restrictions on Transfer                               37
Other Material Terms                                   38
TAX MATTERS                                               39
TRANSACTIONS WITH RELATED PERSONS AND
 CONFLICTS OF INTEREST                                   40
Related Person Transactions                               40
Conflicts of Interest                                   40
OTHER INFORMATION                                       41
Bad Actor Disclosure                                   41
EXHIBITS                                               43
EXHIBIT A FINANCIAL STATEMENT REVIEW                    A-1
EXHIBIT B FINANCIAL STATEMENTS                          B-1
EXHIBIT C SUBSCRIPTION AGREEMENT                      C-1

ONGOING REPORTING

The Company will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than 120 days after the end of the Company s fiscal year.

Once posted, the annual report may be found on the Company website at: https://www.splishnaturals.com/

The Company must continue to comply with the ongoing reporting requirements until:
the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
the Company has filed at least three annual reports pursuant to Regulation CF and has total assets that do not exceed $10,000,000;
the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record;
the Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
the Company liquidates or dissolves its business in accordance with state law.

About this Form C

You should rely only on the information contained in this Form C. We have not authorized anyone to provide you with information different from that contained in this Form C. We are offering to sell, and seeking offers to buy the Securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form C is accurate only as of the date of this Form C, regardless of the time of delivery of this Form C or of any sale of Securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company s management concerning the terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective Investor prior to the consummation of the sale of the Securities.

This Form C does not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C. The Company does not expect to update or otherwise revise this Form C or other materials supplied herewith. The delivery of this Form C at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form C. This Form C is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

SUMMARY

The following summary is qualified in its entirety by more detailed information that may appear elsewhere in this Form C and the Exhibits hereto. Each prospective Investor is urged to read this Form C and the Exhibits hereto in their entirety.

The Splish Network, Inc. (the "Company") is a Colorado Corporation, formed on November 5, 2019. The Company was formerly known as not applicable. The Company is currently also conducting business under the name of Splish Naturals.

The Company is located at 739 Lagoon Drive, Frisco, CO 80443.

The Company s website is https://www.splishnaturals.com/.

The information available on or through our website is not a part of this Form C. In making an investment decision with respect to our Securities, you should only consider the information contained in this Form C.

The Business

Production and sale of products that relieve pain and inflammation. Products are sold directly to consumers and to retail businesses, such as spas and fitness centers, that combine the products with personal services.

The Offering

Minimum amount of Units of Common Stock being offered                                   2,000
Total Units of Common Stock outstanding after Offering (if minimum amount reached)   4,803,940
Maximum amount of Units of Common Stock                                                  50,000
Total Units of Common Stock outstanding after Offering (if maximum amount reached)   4,851,940
Purchase price per Security                                                              $10.00
Minimum investment amount per investor                                                 $200.00
Offering deadline                                                                      December 15, 2023
Use of proceeds
Voting Rights                                                                     One vote per share.

RISK FACTORS

Risks Related to the Company s Business and Industry

The development and commercialization of our pain and inflammation reduction products are highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical, and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance, and our ability to generate meaningful additional revenues from our products.

We rely on other companies to provide raw materials and services for our products.

We depend on these suppliers and subcontractors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or subcontractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies from whom we acquire materials do not provide the materials which meet the required specifications and perform to our and our customers expectations. Our suppliers may be less likely than us to be able to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two subcontractors or suppliers for a particular material.

We depend on third-party service providers and outsource providers for a variety of services and we outsource a number of our non-core functions and operations. In certain instances, we rely on single or limited-service providers and outsourcing vendors around the world because the relationship is advantageous due to quality, price, or lack of alternative sources. If production or service was interrupted and we were not able to find alternate third-party providers, we could experience disruptions in manufacturing and operations including product shortages and higher freight costs. If outsourcing services are interrupted or not performed or the performance is poor, this could impact on our ability to process, record and report transactions with our customers and other constituents. Such interruptions in the provision of supplies and/or services could result in our inability to meet customer demand, damage our reputation and customer relationships, and adversely affect our business.

As a distributor of pain and inflammation reduction products, our business depends on developing and maintaining close and productive relationships with our vendors.

We depend on our vendors to sell us quality products at favorable prices. Many factors outside our control, including, without limitation, raw material shortages, inadequate manufacturing capacity, labor disputes, transportation disruptions, or weather conditions, could adversely affect our vendors ability to deliver to us quality merchandise at favorable prices in a timely manner. Furthermore, financial, or operational difficulties with a particular vendor could cause that vendor to increase the cost of the products or decrease the quality of the products we purchase from it. Vendor consolidation could also limit the number of suppliers from which we may purchase products and could materially affect the prices we pay for these products. We will suffer an adverse impact if our vendors limit or cancel the return privileges that currently protect us from inventory obsolescence.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We collect and store sensitive data, including our proprietary business information and that of our customers, suppliers, and business partners, and personally identifiable information of our customers and contractors, in our data centers and on our networks. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products, which could adversely affect our business/operating margins, revenues, and competitive position.

The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy, and we devote significant resources to protecting our information by outsourcing payment processing. The expenses associated with protecting our information/ these steps could reduce our operating margins.

The Company s success depends on the experience and skill of the board of directors, its executive officers, and key employees.
In particular, the Company is dependent on Matt Walsh who is Chief Executive Officer, from November 5, 2019, to the present. The Company has or intends to enter into employment agreements with Matt Walsh although there can be no assurance that it will do so or that they will continue to be employed by the Company for a particular period of time. The loss of Matt Walsh or any member of the board of directors or executive officer could harm the Company s business, financial condition, cash flow, and results of operations.

We rely on third-party suppliers for the materials used in the manufacturing of our products.

In 2023, the following suppliers provided the following percentage of the listed services, inputs, or raw materials.

     Supplier or Description: The Hemp Depot
     Service: Sells CBD and provides production services.
     1% of such services.

If this or other suppliers changed their sales strategy to reduce their reliance on distribution channels or decided to terminate their business relationship with us, sales and earnings could be adversely affected until we are able to establish relationships with suppliers of comparable products. Any delay or interruption in manufacturing operations or failure to locate a suitable replacement for such suppliers could materially adversely affect our business, prospects, or results of operations. Most of our agreements with suppliers are terminable by either party on short notice for any reason. Although we believe our relationships with these key suppliers are good, they could change their strategies as a result of a change in control, expansion of their direct sales force, changes in the marketplace, or other factors beyond our control, including a key supplier becoming financially distressed.

From time to time, third parties may claim that one or more of our products or services infringe on their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products infringe on a third party s proprietary right. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive, and may divert management s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim or negotiating a license, in response to a claim of intellectual property infringement. In our business, we rely on third-party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

The Company intends to use the proceeds from the Offering for unspecified working capital. This means that the Company has ultimate discretion to use the proceeds as it sees fit and has chosen not to set forth any specific uses for you to evaluate. The net proceeds from this Offering will be used for purposes which our management deems to be in our best interests in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon our discretion and judgment with respect to the application and allocation of the net proceeds of this Offering. The Company may choose to use the proceeds in a manner that you do not agree with and you will have no recourse. Use of proceeds that do not further the Company s business and goals could harm the Company and its operations and ultimately cause an Investor to lose all or a portion of his or her investment.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on Matt Walsh in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if Matt Walsh dies or becomes disabled, the Company will not receive any compensation to assist with such person s absence. The loss of such person could negatively affect the Company and its operations.

We have not prepared any audited financial statements. Therefore, you have no audited financial information regarding the Company s capitalization or assets or liabilities on which to make your investment decision. If you feel the information provided is insufficient, you should not invest in the Company.

Our financials for 2021 and 2022 were reviewed by Mongio & Asssociates. (Exhibit A)

A copy of our financials for 2021 and 2022 are included within this Form C. (Exhibit B)

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes, in both the U.S. and various foreign jurisdictions.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers compensation rates, citizenship requirements, union membership, and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, and increased tax reporting and tax payment.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt the Company s operations and could have a material adverse impact on us.

The outbreak of pandemics and epidemics could materially and adversely affect the Company s business, financial condition, and results of operations. If a pandemic occurs in areas in which we have material operations or sales, the Company s business activities originating from affected areas, including sales, materials, and supply chain-related activities, could be adversely affected. Disruptive activities could include the temporary closure of facilities used in the Company s supply chain processes, restrictions on the export or shipment of products necessary to run the Company s business, business closures in impacted areas, and restrictions on the Company s employees or consultants ability to travel and to meet with customers, vendors, or other business relationships. The extent to which a pandemic or other health outbreak impacts the Company s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of a virus and the actions to contain it or treat its impact, among others. Pandemics can also result in social, economic, and labor instability which may adversely impact the Company s business.

If the Company s employees or employees of any of the Company s vendors, suppliers, or customers become ill or are quarantined and in either or both events are therefore unable to work, the Company s operations could be subject to disruption. The extent to which a pandemic affects the Company s results will depend on future developments that are highly uncertain and cannot be predicted.

Maintaining, extending, and expanding our reputation and brand image are essential to our business success.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and consumer promotions, and product innovation. Increasing attention to marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions, and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brands. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers confidence, and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands, or our products on social or digital media, whether or not valid, could seriously damage our brands and reputation. If we do not establish, maintain, extend, and expand our brand image, then our product sales, financial condition, and results of operations could be adversely affected.

Product safety and quality concerns, including concerns related to the perceived quality of ingredients, could negatively affect the Company s business.

The Company s success depends in large part on its ability to maintain consumer confidence in the safety and quality of all its products. The Company has rigorous product safety and quality standards. However, if products taken to market are or become contaminated or adulterated, the Company may be required to conduct costly product recalls and may become subject to product liability claims and negative publicity, which would cause its business to suffer. In addition, regulatory actions, activities by nongovernmental organizations, and public debate and concerns about perceived negative safety and quality consequences of certain ingredients in our products may erode consumers confidence in the safety and quality issues, whether or not justified, and could result in additional governmental regulations concerning the marketing and labeling of the Company s products, negative publicity, or actual or threatened legal actions, all of which could damage the reputation of the Company s products and may reduce demand for the Company s products.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation. Consumer preferences for our products change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster-growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations.

In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others, and failure to do so could compromise our competitive position and adversely impact our business.

We are vulnerable to fluctuations in the price and supply of ingredients, packaging materials, and freight. The prices of the ingredients, packaging materials, and freight are subject to fluctuations in price attributable to, among other things, changes in supply and demand of raw materials and fuel prices. Ingredients are dependent upon competitive conditions and pricing methodologies employed in the various markets in which we compete. To the extent competitors do not also increase their prices, customers and consumers may choose to purchase competing products or may shift purchases to lower-priced private label or other value offerings which may adversely affect our results of operations.

We use significant quantities of raw materials as well as aluminum, cardboard, and plastic packaging materials provided by third-party suppliers. We buy from a variety of producers and manufacturers, and alternate sources of supply are generally available. However, the supply and price are subject to market conditions and are influenced by other factors beyond our control. We do not have long-term contracts with many of our suppliers, and, as a result, they could increase prices or fail to deliver. The occurrence of any of the foregoing could increase our costs and disrupt our operations.

Substantial disruption to production at our manufacturing and distribution facilities could occur. A disruption in production at our manufacturing facility or at our third-party manufacturing facilities could have an adverse effect on our business. In addition, a disruption could occur at the facilities of our suppliers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks, or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more, or may take a significant time to start production, each of which could negatively affect our business and the results of operations.

Future product recalls or safety concerns could adversely impact our results of operations. We may be required to recall certain of our products should they be mislabeled, contaminated, spoiled, tampered with, or damaged. We also may become involved in lawsuits and legal proceedings if it is alleged that the consumption or use of any of our products causes injury, illness, or death. A product recall or an adverse result in any such litigation could have an adverse effect on our business, depending on the costs of the recall, the destruction of product inventory, competitive reaction, and consumer attitudes. Even if a product liability or consumer fraud claim is unsuccessful or without merit, the negative publicity surrounding such assertions regarding our products could adversely affect our reputation and brand image. We also could be adversely affected if consumers in our principal markets lose confidence in the safety and quality of our products.

Evolving tax, environmental, food quality and safety or other regulations or failure to comply with existing licensing, labeling, trade, food quality and safety and other regulations and laws could have a material adverse effect on our consolidated financial condition.

Our activities or products, both in and outside of the United States, are subject to regulation by various federal, state, provincial, and local laws, regulations, and government agencies, including the U.S. Food and Drug Administration, U.S. Federal Trade Commission, the U.S. Departments of Agriculture, Commerce and Labor. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of a variety of factors, including political, economic, or social events. The manufacturing, marketing, and distribution of products are subject to governmental regulation that control such matters as food quality and safety, ingredients, advertising, product or production requirements, labeling, import or export of our products or ingredients, relations with distributors and retailers, health and safety, the environment, and restrictions on the use of government programs to purchase certain of our products. We are also regulated with respect to matters such as licensing requirements, trade and pricing practices, tax, anticorruption standards, advertising and claims, and environmental matters. The need to comply with new, evolving, or revised tax, environmental, food quality and safety, labeling or other laws or regulations, or new, or changed interpretations or enforcement of existing laws or regulations, may have an adverse effect on our business and results of operations. Further, if we are found to be out of compliance with applicable laws and regulations in these areas, we could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have an adverse effect on our business. Even if regulatory review does not result in these types of determinations, it could potentially create negative publicity or perceptions which could harm our business or reputation.

Significant additional labeling or warning requirements may inhibit sales of affected products. Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of our products. If these types of requirements become applicable to our product(s) under current or future environmental or health laws or regulations, they may inhibit sales of such products.

The Company is dependent upon raising capital in order to attain growth in size and sales. The Company plans to raise a minimum of $20,000 and a maximum of $500,000 in this Offering. Without this funding, the Company will need to look to other sources for investment. The Company may not be able to obtain additional investment or obtain investment at a price of money that does not substantially dilute existing shareholders.

The world economy is currently experiencing high rates of inflation. Inflation risk is the risk that the value of assets or income from investments will be less as inflation decreases the value of money. As inflation increases, the value of a business s assets can decline. Inflation rates may change frequently and drastically because of several factors. As of the date of this Offering, the inflation rate is high, resulting in increased pricing of everything and an increased level of market uncertainty. These changes may negatively impact the outcome of the Company.

Government agencies have indicated that they will increase interest rates to combat inflation. As interest rates rise, prices of products and services become more costly. Rising interest rates or lack of market participants may lead to decreased liquidity in fixed-income markets. Several market factors can cause interest rates to rise, including central bank monetary policy, rising inflation, and changes in general economic conditions. Although the Company is not planning to borrow funding, high-interest rates increase the cost of materials and packaging to the Company s suppliers and its vendors and to its product resellers. Higher interest rates may also impact the Company s customers and their willingness to purchase the Company s products. As of the date of this Offering, the United States Federal Reserve has stated its intent to increase interest rates to lower inflation.

There is a substantial possibility that the economy will enter a recession. A recession is a slowing of the general economy through the reduction in the purchase of products and services. A recession adversely impacts both businesses and consumers. The impact is not uniform with some businesses harmed so greatly that they may fail and with some customers harmed so greatly they reduce or stop their purchases. As of the date of this Offering, there is a partial consensus that the United States and world markets will experience a recession within the next year.

There is no public market for the Shares of the Company.

An investment in the Company is private. An Investor seeking to sell their ownership interest in the Company may not sell into a public market and may be unable to find any buyer. An ownership interest in the Company may be transferred only if specific requirements are satisfied. The Investor has represented to the Company that it is investing in the Company without a view to an immediate resale or distribution. The Investor should consider any investment as illiquid and one that cannot be readily converted into cash. Accordingly, Investors in the Company must bear the economic risk inherent in the investment indefinitely.

The Company plans to be acquired. It is planned for the Company to be acquired by the end of Year 2026. However, there is no certainty that the Company may find a buyer or that any buyer candidate will pay the price that the Company has projected.

Risks Related to the Securities

The Units of Common Stock will not be freely tradable until one year from the initial purchase date. Although the Units of Common Stock may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment.  There is not now and likely will not be a public market for the Units of Common Stock.  Because the Units of Common Stock have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Units of Common Stock have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF.  It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Units of Common Stock may also adversely affect the price that you might be able to obtain for the Units of Common Stock in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company.  Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to the absence of certain regulations applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company, or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment. There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

A majority of the Company is owned by a small number of owners.

Prior to the Offering the Company s current owners of 20% or more beneficially own up to 72.5% of the Company. Subject to any fiduciary duties owed to our other owners or investors under Colorado law, these owners may be able to exercise significant influence over matters requiring owner approval, including the election of  directors or managers and approval of significant Company transactions, and will have significant control over the Company s management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

Your ownership of the shares of stock will be subject to dilution.Owners of do not have preemptive rights. If the Company conducts subsequent Offerings of or Securities convertible into, or issues shares pursuant to a compensation or distribution reinvestment plan or otherwise issues additional shares, Investors who purchase shares in this Offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of the Company s outstanding shares. Furthermore, shareholders may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this Offering) and the value of the Company s assets at the time of issuance.

The Securities will be equity interests in the Company and will not constitute indebtedness. The Securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in the liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company s historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company s board of directors deems relevant at the time. In addition, the terms of the Securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Securities.

There can be no assurance that we will ever provide liquidity to Purchasers through either a sale of the Company or a registration of the Securities. There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for Purchasers.  Furthermore, we may be unable to register the Securities for resale by Purchasers for legal, commercial, regulatory, market-related, or other reasons.  In the event that we are unable to effect a registration, Purchasers could be unable to sell their Securities unless an exemption from registration is available.

The Company does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, for the foreseeable future, to repay indebtedness and to support its business. The Company does not intend in the foreseeable future to pay any dividends to the holders of its shares of .

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all the risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company s current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

BUSINESS

Description of the Business

The Company produces and sells products that relieve pain and inflammation. Products are sold directly to consumers and to retail businesses, such as spas and fitness centers, that combine the products with personal services.

Business Plan

The Company produces the highest quality, wellness driven, CBD topical products for the purpose of reducing inflammation, pain, swelling, bruising and muscle cramping. All products have been developed using the highest quality ingredients that include therapeutic grade essential oils, food-grade terpenes, butters, carrier oils, waxes and third-party tested CBD that contains no measurable amount of THC making it safe for everyone to use without concern of testing positive for THC.

Spa Products
   Magic Balm
     o 10 ml
     o 80 ml
   Muscle Relief Concentrate Oil (15 ml)
   Deep Relaxation Concentrate Oil (15 ml)
   Grounding Solution Concentrate Oil (15 ml)
   Foot Remedy 2 oz
   Entourage Balm
     o 2 oz Retail
     o 16 oz Professional
     o 64 oz Professional
   Professional Use Massage Oil 128 oz

Sport Line
   Formula #3 Sport Balm
     o 30 ml
     o 100 ml
   Formula #6 Muscle Spray or Roll-On
     o Spray 80 ml
     o Roll-On 10 ml
    Formula E Anti-inflammatory Spray or Balm
     o Spray 80 ml (Retail use)
     o 16 oz Professional Use Massage Balm
     o 64 oz Professional Use Massage Balm
    Formula M Game Day Magnesium and electrolyte Spray
     o 80 ml Retail
     o 10 oz Pro-size
   Formula T Transdermal Pain Patch
     o 4 Pack
     o 12 Pack
   Sport Professional Massage Oil 128 oz Sport Line

Other
   Rejuvenation Mat (PEMF, Far Infrared Heat, Negative Ion Generation, TENS)
   Copper Compression Socks
   Tourmaline Kinesiology Tape
   High-Frequency Peanut Massage Neck and Back Rollers (in testing)
   High-Frequency Back Roller (in testing)
   Heated, Leg Compression Boots (in testing)

Market Description

The potential market for the Company is extremely broad from the perspective of reducing pain in individuals, however, our target audience are the following:
   Spas
     o Approved as a Preferred Vendor with the following.
         Arch Amenities Group Spa Management
         Vail Resorts
         Rock Resorts
         East West Resort Spas
   Physical Therapy Groups
   Chiropractic Groups
   Fitness Centers
   Sport Teams
   Athlete Training Centers
   Online Customer

The CBD industry in the United States grew to $5.2 Billion in 2021, $6.36 Billion in 2022, and is anticipated to reach $59.2 billion by 2030 per Grand View Research and Global Newswire. The Company has positioned itself as the premier choice for pain mitigating, CBD wellness products with sports such as Pickleball, Rugby, Mountain bikers, long-distance trail runners, and more. All products are all-natural, safe to use, highly effective, and contain no measurable amount of THC. The global Spa industry is expected to grow at a CAGR of 12.1% between 2021 and 2028 and is expected to reach $118 billion by 2028 creating significant growth opportunities. Gym and fitness center revenues in 2021 were $33.25 billion and is anticipated to grow 172% to $434.74 billion in 2028. (Zippia Fitness Statistics)

Strategy

The Company intends to increase brand recognition and expand sales by making potential customers aware of its products through a variety of word-of-mouth campaigns, product demonstrations at sports events, and the release of information to the public. The Company intends to strengthen its supply chain wherever possible through long-term and secondary contracts with suppliers of active ingredients, packaging materials, production, and fulfillment services. The Company will launch its Heal Your Heroes program to recognize and help everyday heroes who serve as exemplary examples of people helping their communities, which program is intended to differentiate the Company from its competition.

History of the Business

The Company s Products and/or Services

Product / Service Description Current Market
     Splish Sports Balm #6 Topical salve that reduces pain and inflammation when applied to the skin. Anyone experiencing chronic or temporary pain.
     Splish Rejuvenation Mat Product offers combination of infrared, thermal, ionic, and magnetic field therapy. Individuals experiencing chronic or temporary pain and retail businesses that offer rehabilitation, spa, or other services.
     Splish Game Day Spray Topical spray containing magnesium for relief of muscle cramping Sports participants
     Splish Entourage Balm Topical balm used in body massage Spas, fitness centers, physical therapists

The Company is offering a variety of products for pain and inflammation relief which include botanical topicals, compression socks, and rejuvenation mats.

The Company sells products directly to consumers online and sells to spas, clinics, and fitness centers that may resell the products as is or package them with sales of services.

Competition

The Company s primary competitors include sellers of prescription and non-prescription drugs and nutraceuticals as well as a variety of healthcare and wellness services.

The Company is a new, small business within an old, large industry that competes by providing products that perform better than the competition.

Supply Chain and Customer Base

The Company purchases CBD product materials and production services from The Hemp Depot. Other active ingredients are purchased from a wide variety of vendors. Other finished products are purchased for resale from third party vendors.

The Company has two types of customers: (1) individuals who are experiencing pain or inflammation which may be caused by a permanent or temporary injury, disease, or other affliction and (2) operators of spas, fitness clubs, or clinics where consumers may purchase the products or receive the products through the provision of services.

Intellectual Property

Licenses

Licensor Licensee Description of Rights Granted Termination Date
State of Colorado The Splish Network, Inc. Sales License Annual

Governmental/Regulatory Approval and Compliance

The Company currently sells over-the-counter pain relief and inflammation products that do not require a special license but must conform to FDA regulations in the description of active ingredients, production, packaging, and labeling. The Company is subject to extensive federal, state, and local laws and regulations common to any small business.

Litigation

There are no existing legal suits pending, or to the Company s knowledge, threatened against the Company.

Other

The Company s principal address is 739 Lagoon Drive, Frisco, CO 80443

The Company has no additional addresses.

The Company conducts business in all states.

Because this Form C focuses primarily on information concerning the Company rather than the industry in which the Company operates, potential Purchasers may wish to conduct their own separate investigation of the Company s industry to obtain greater insight in assessing the Company s prospects.

USE OF PROCEEDS

The following table lists the use of proceeds of the Offering if the Minimum Amount and Maximum Amount are raised.

Use of Proceeds % of Minimum Proceeds Raised Amount if Minimum Raised % of Maximum Proceeds Raised Amount if Maximum Raised
Intermediary Fees       7.00%    $1,400   7.00%    $35,000
Campaign marketing expenses or related reimbursement
                         25.00%    $5,000   10.00%   $50,000
General Marketing      50.00%   $10,000   50.00%  $250,000
General Working Capital  18.00%    $3,600     33.00%  $165,000
Total                 100.00%   $20,000  100.00%  $500,000

The Use of Proceeds chart is not inclusive of fees paid for use of the Form C generation system, payments to financial and legal service providers, and escrow related fees, all of which were incurred in preparation of the campaign and are due in advance of the closing of the campaign.

The Company does have the discretion to alter the use of proceeds as set forth above. The Company may alter the use of proceeds under the following circumstances: The Company may alter the use of proceeds to respond to a new opportunity to adverse market conditions.

DIRECTORS, OFFICERS, AND EMPLOYEES

Directors

The directors or managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Name

Matt Walsh

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Chief Executive Officer, November 5, 2019, to present

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Worked for the Company since its formation in 2019.

Education

None

Officers of the Company

The officers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Name

Matt Walsh

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Chief Executive Officer, November 5, 2019, to present

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Worked for the Company since its formation in 2019.

Education

No degrees.

Name

Karl Dakin

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Chief Financial Officer, January 1, 2023, to present
Chief Operating Officer, March 2022 to December 2022.

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Employed by Dakin Capital LLC.

Education

Juris Doctor, Washburn University School of Law, 1979
Bachelor s in Business Administration, Washburn University School of Business, 1976

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Colorado law. Indemnification includes expenses such as attorney s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has 1 employee in Colorado.

CAPITALIZATION AND OWNERSHIP

Capitalization

The Company has issued the following outstanding Securities:

Type of security           Common Stock
Amount outstanding                                  4,801,940
Voting Rights               Shareholders may vote on all issues at all shareholder meetings.
Anti-Dilution Rights       not applicable
How this Security may limit, dilute, or qualify the Notes/Bonds issued pursuant to Regulation CF
                             Sale of all offered Shares will result in dilution of existing Shareholders by 1.0412%.
Percentage ownership of the Company by the holders of such Securities (assuming conversion prior to the Offering if convertible securities).
                             100.0%

The Company has the following debt outstanding:

Type of debt                                  Line of credit
Name of creditor                              Credit Union of the Rockies
Amount outstanding                                 $7,270.00
Interest rate and payment schedule                     6.67%
Amortization schedule                          not applicable
Describe any collateral or security              not applicable
Maturity date                                  none
Other material terms                          none
Type of debt                                  Credit Card
Name of creditor                                 Frontier
Amount outstanding                                   $323.00
Interest rate and payment schedule                     29.74%
Amortization schedule                          none
Describe any collateral or security              none
Maturity date                                  none
Other material terms                          none

The Company has conducted the following prior Securities offerings in the past three years:

Security Type Number Sold Money Raised Use of Proceeds Offering Date Exemption from Registration Used or Public Offering
Common Stock 4,801,940 $278,000.00 Operation of business, purchase of materials, marketing, and sales. 2019 through 2022 Rule 506(b)

Valuation

Based on the Offering price of the Securities, the pre-Offering value ascribed to the Company is $19,207,760.

Before making an investment decision, you should carefully consider this valuation and the factors used to reach such a valuation. Such a valuation may not be accurate and you are encouraged to determine your own independent value of the Company prior to investing.

Ownership

The Company has a single class of shareholders: voting common. 400 Sunset Avenue LLC (Matt Walsh) owns the majority of shares   3,344.440     representing 72.5% of all issued shares. Karl Dakin owns 250,000 shares representing 5.4%. All other shareholders, totaling 39, collectively hold 22.1% with each shareholder owning less than 1%.

Below the beneficial owners of 20% percent or more of the Company s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name Percentage Owned Prior to Offering
    400 Sunset Avenue LLC 72.5%

Following the Offering, the Purchasers will own less than 1.0% of the Company if the Minimum Amount is raised and slightly more than 1.0% if the Maximum Amount is raised.

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit B.

Operations

The Company has achieved profitable, although small-scale operations. Current and prospective sales support projections of continuing and substantial growth and profits.

The Company plans to continue operations in which half of its performance is directed toward building brand/sales and half toward improving its supply chain.

Liquidity and Capital Resources

A successful Offering will enable the Company to engage in additional promotional campaigns, hire staff and contractors, produce products in greater volumes, and arrange better supply agreements.

The Company does not have any additional sources of capital other than the proceeds from the Offering.

Capital Expenditures and Other Obligations

The Company does not intend to make any material capital expenditures in the future.

Trends and Uncertainties

After reviewing the above discussion of the steps, the Company intends to take, potential Purchasers should consider whether achievement of each step within the estimated time frame is realistic in their judgment.  Potential Purchasers should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

The financial statements are an important part of this Form C and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit B.

THE OFFERING AND THE SECURITIES

The Offering

The Company is offering up to 50,000 Units of Common Stock for up to $500,000.00. The Company is attempting to raise a minimum amount of $20,000.00 in this Offering (the "Minimum Amount"). The Company must receive commitments from investors in an amount totaling the Minimum Amount by December 15, 2023 (the "Offering Deadline") in order to receive any funds. If the sum of the investment commitments does not equal or exceed the Minimum Amount by the Offering Deadline, no Securities will be sold in the Offering, investment commitments will be cancelled and committed funds will be returned to potential investors without interest or deductions. The Company has the right to extend the Offering Deadline at its discretion. The Company will accept investments in excess of the Maximum Amount up to $1,200,000.00 (the "Over Subscription") and the additional Securities will be allocated on a first-come, first-served basis .

The price of the Securities does not necessarily bear any relationship to the asset value, net worth, revenues, or other established criteria of value, and should not be considered indicative of the actual value of the Securities.

In order to purchase the Securities, you must make a commitment to purchase by completing the Subscription Agreement. Purchaser funds will be held in escrow with Bank Vista until the Minimum Amount of investments is reached. Purchasers may cancel an investment commitment until [48] hours prior to the Offering Deadline or the Closing, whichever comes first using the cancellation mechanism provided by the Intermediary. The Company will notify Purchasers when the Minimum Amount has been reached. If the Company reaches the Minimum Amount prior to the Offering Deadline, it may close the Offering at least five (5) days after reaching the Minimum Amount and providing notice to the Purchasers.

If any material change (other than reaching the Minimum Amount) occurs related to the Offering prior to the Offering Deadline, the Company will provide notice to Purchasers and receive reconfirmations from Purchasers who have already made commitments. If a Purchaser does not reconfirm his or her investment commitment after a material change is made to the terms of the Offering, the Purchaser s investment commitment will be cancelled and the committed funds will be returned without interest or deductions. If a Purchaser does not cancel an investment commitment before the Minimum Amount is reached, the funds will be released to the Company upon closing of the Offering and the Purchaser, will receive the Securities in exchange for his or her investment. Any Purchaser funds received after the initial closing will be released to the Company upon a subsequent closing and the Purchaser will receive Securities via Electronic Certificate/PDF in exchange for his or her investment as soon as practicable thereafter.

Subscription Agreements are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any subscription. If the Company rejects all or a portion of any subscription, the applicable prospective Purchaser s funds will be returned without interest or deduction.

The Company developed cash flow projections based on estimated future sales and then priced the shares based upon distributing to investors a targeted rate of return. The minimum amount that a Purchaser may invest in the Offering is $200.00.

In the event that the Company receives requests to invest that exceed the Maximum Amount of $500,000, the Company has authorized sale of seventy thousand (70,000) additional Shares above the planned sale of fifty thousand (50,000) Shares (Over Subscription)

The Offering is being made through Silicon Prairie Online, LLC, the Intermediary.  The following two fields below set forth the compensation being paid in connection with the Offering.

Commission/Fees
    7.0% of the first $1,000,000 raised, 5.0% on each dollar raised above $1,000,000 up to $1,200,000 will be paid to Silicon Prairie Online, LLC. An administrative fee of $3,000.00 has already been paid.

Transfer Agent and Registrar
    The Company will act as transfer agent and registrar for the Securities.

The Securities

We request that you please review our organizational documents in conjunction with the following summary information.

We request that you please review our organizational documents in conjunction with the following summary information.

Authorized Capitalization

At the initial closing of this Offering (if the Minimum Amount is sold), our authorized capital stock will consist of (i) 11,000,000 Shares of common stock, par value $0.00 per share, of which 4,803,940 Shares will be issued and outstanding.

Voting and Other Rights

Holders of basic common stock have one vote per Share and may vote to elect the board of directors and on matters of corporate policy. Although shareholders have a vote, given the concentration of ownership by the founders and management, your vote will not in all likelihood have a meaningful impact on corporate matters. Common shareholders are entitled to receive dividends at the election of the board and are subordinated to creditors with respect to rights to distributions in a liquidation scenario. In the event of liquidation, common shareholders have rights to a company s assets only after creditors (including noteholders, if any) and  preferred shareholders and have been paid in full in accordance with the terms of their instruments.

Dividend Rights

Holders of common stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any outstanding preferred stock.

The Company does not intend to issue dividends in the immediate future.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in the Company s assets that are legally available for distribution to shareholders after payment of liabilities. If the Company has any preferred stock outstanding at such a time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In such a case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of common stock.

Other Rights

Other than as set forth in any shareholder s agreements and as described elsewhere herein, the Company s shareholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common shareholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares sold in the Offering will be, when sold, validly issued, fully paid and non-assessable.

Voting and Control

The Securities have the following voting rights: Right to vote on any issues or matters submitted to shareholders.

The Company does not have any voting agreements in place.

The Company does not have any shareholder/equity holder agreements in place.

Anti-Dilution Rights

The Securities do not have anti-dilution rights.

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities were transferred: 1) to the Company, 2) to an accredited investor, as defined by Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, 3) as part of an Offering registered with the SEC or 4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a family member of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. "Member of the family" as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law and includes adoptive relationships. Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

Other Material Terms

The Company does not have the right to repurchase the Units of Common Stock.

TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.
TO INSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
POTENTIAL INVESTORS WHO ARE NOT UNITED STATES RESIDENTS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX IMPLICATIONS OF ANY INVESTMENT IN THE COMPANY, AS WELL AS THE TAXATION OF SUCH INVESTMENT BY THEIR COUNTRY OF RESIDENCE. FURTHERMORE, IT SHOULD BE ANTICIPATED THAT DISTRIBUTIONS FROM THE COMPANY TO SUCH FOREIGN INVESTORS MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

Related Person Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Company s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

The Company has no transactions with related persons.

Conflicts of Interest

To the best of our knowledge the Company has not engaged in any transactions or relationships, which may give rise to a conflict of interest with the Company, its operations, or its security holders.

OTHER INFORMATION

Bad Actor Disclosure

The Company is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (Section 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

 /s/Karl Dakin
 (Signature)

 Karl Dakin
 (Name)

 Chief Financial Officer
 (Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (Section 227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

 /s/Matt Walsh
 (Signature)

 Matt Walsh
 (Name)

 Board Director, Chief Executive Officer
 (Title)

EXHIBITS

EXHIBIT A     FINANCIAL STATEMENT REVIEW

The Splish Network, Inc. (the Company)
 a Colorado Corporation

Financial Statements (unaudited) and Independent Accountant s Review Report
Years ended December 31, 2021 & 2022

INDEPENDENT ACCOUNTANT S REVIEW REPORT

To Management
The Splish Network, Inc.

We have reviewed the accompanying financial statements of the Company which comprise the statement of financial position as of December 31, 2021 & 2022 and the related statements of operations, statement of changes in shareholder equity, and statement of cash flows for the years then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant s Responsibility
Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant s Conclusion
Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern
As discussed in Note 8, certain conditions indicate substantial doubt that the Company will be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs.
On behalf of Mongio and Associates CPAs, LLC Vince Mongio, CPA, EA, CIA, CFE, MACC
Miami, FL
 June 23, 2023

Statement of Financial Position
                              As of December 31, 2022       2021
ASSETS
Current Assets
Cash and Cash Equivalents                       20,288     11,928
Accounts Receivable                                5,223      6,926
Inventory                                       70,459     35,733
Total Current Assets                           95,970     54,587
Non-current Assets
Machinery & Computers, net of Accumulated Depreciation
                                                    1,757       -
Total Non-Current Assets                         1,757       -
TOTAL ASSETS                                    97,727     54,587

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable                                12,771     13,713
Notes Payable - Related Party                     7,968       -
Sales Tax Payable                                 1,382      208
Total Current Liabilities                        22,121       13,921
Long-term Liabilities
Notes Payable                                    10,388       17,367
Total Long-Term Liabilities                        10,388       17,367
TOTAL LIABILITIES                                32,510       31,288
EQUITY
Common Stock                                   248,000       93,500
Accumulated Deficit                              (182,782)     (70,201)
Total Equity                                    65,218       23,299
TOTAL LIABILITIES AND EQUITY                    97,727       54,587

Statement of Changes in Shareholder Equity
Common Stock
 # of Shares Amount
$ Amount Accumulated Deficit Total
Shareholder Equity
Beginning Balance at 1/1/2021  3,526,000  83,500 (47,229)   6,271
Issuance of Common Stock      439,000  10,000 -      10,000
Net Income (Loss)               -        -  (22,972) (22,972)
Ending Balance 12/31/2021    3,965,000  93,500 (70,201)  23,299
Issuance of Common Stock      634,000 154,500 -     154,500
Net Income (Loss)               -        - (112,581)(112,581)
Ending Balance 12/31/2022    4,599,000 248,000(182,782)  65,218

Statement of Operations
Year Ended                    December 31,2022          2021
Revenue                               81,098         49,176
Cost of Revenue                       11,418         16,911
Gross Profit                       69,679         32,265
Operating Expenses
Advertising and Marketing          104,526         20,940
General and Administrative           63,468         31,131
Research and Development            9,877           -
Depreciation                          879           -
Total Operating Expenses          178,750         52,071
Operating Income (loss)             (109,070)        (19,806)
Other Income
Interest Income                           28              1
Other                                   41             87
Total Other Income                       69             88
Other Expense
Interest Expense                    3,580          3,254
Total Other Expense                    3,580          3,254
Earnings Before Income Taxes     (112,581)        (22,972)
Provision for Income Tax Expense/(Benefit)  -           -
Net Income (loss)                 (112,581)        (22,972)

Statement of Cash Flows
Year Ended                     December 31,2022          2021
OPERATING ACTIVITIES
Net Income (Loss)                 (112,581)        (22,972)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Depreciation                          879           -
Accounts Payable and Accrued Expenses (941)            4,028
Inventory                          (34,726)         (1,004)
Accounts Receivable                    1,702         (5,574)
Sales Tax Payable                    1,174           (237)
Total Adjustments to reconcile Net Income to Net Cash provided by operations:
                                     (31,912)         (2,787)
Net Cash provided by (used in) Operating Activities
                                    (144,494)         (25,759)
INVESTING ACTIVITIES
Purchase of Machinery               (2,636)
Net Cash provided by (used by) Investing Activities
                                      (2,636)
FINANCING ACTIVITIES
Proceeds from the Issuance of Common Stock
                                      154,500           10,000
Proceeds/(Repayments) from/(of) Notes Payable
                                       (6,978)           17,367
Proceeds from Notes Payable - Related Party
                                        7,968             -
Net Cash provided by (used in) Financing Activities
                                      155,490             27,367
Cash at the beginning of period        11,928           10,320
Net Cash increase (decrease) for period 8,360            1,608
Cash at end of period                20,288           11,928

The Splish Network, Inc.

Notes to the Unaudited Financial Statements December 31st, 2022

$USD

NOTE 1   ORGANIZATION AND NATURE OF ACTIVITIES
The Splish Network, Inc. dba as Splish Naturals (hereinafter Splish or the Company) was formed on November 5th, 2019, to realize the potential of cannabidiol (CBD) from plants to complement the CBD produced by the body to reduce pain and inflammation.

Splish now produces a variety of products which represent a combination of CBD and other plant extracts to relieve pain and inflammation. In addition, it has begun reselling other products that also work to relieve pain and inflammation.

The Company will conduct a crowdfunding campaign under regulation CF in 2023 to raise operating capital.

NOTE 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). Our fiscal year ends on December 31. The Company has no interest in variable interest entities and no predecessor entities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

    Level 1: defined as observable inputs such as quoted prices in active markets;
    Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
    Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Concentrations of Credit Risks

The Company s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. The Company s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, Revenue Recognition following the five steps procedure:

   Step 1: Identify the contract(s) with customers
   Step 2: Identify the performance obligations in the contract
   Step 3: Determine the transaction price
   Step 4: Allocate the transaction price to performance obligations
   Step 5: Recognize revenue when or as performance obligations are satisfied

The Company s primary performance obligation is the delivery of products. Revenue is recognized at the time of shipment. net of estimated returns. Coincident with revenue recognition, the Company establishes a liability for expected returns and records an asset (and corresponding adjustment to cost of sales) for its right to recover products from customers on settling the refund liability.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2022.

A summary of the Company s property and equipment is below.

Property Type Useful Life in Years Cost Accumulated Depreciation Disposals Book Value as of 12/31/22
Machinery        3 2,636  (879)   -    1,757
Grand Total        -    2,636  (879)   -    1,757

Accounts Receivable

Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Payments are generally collected upfront, but some of the merchants that products are sold through have a delay between collecting from the customer and sending to the Company.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company s estimate of the allowance for doubtful accounts will change.

Inventory

The Company had an inventory balance of $70,459 as of December 31st, 2022, consisting of finished goods inventory of $66,950 and raw materials of $3,509. The Company values its inventory using the weighted average cost method.

Advertising Costs

Advertising costs associated with marketing the Company s products and services are generally expensed as costs are incurred.

General and Administrative

General and administrative expenses consist of payroll and related expenses for employees and independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Equity Based Compensation

The Company did not have any equity-based compensation as of December 31st, 2022.

Income Taxes
The Company is subject to corporate income and state income taxes in the state it does business. We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not have any uncertain tax provisions. The Company s primary tax jurisdictions are the United States and Colorado. The Company s primary deferred tax assets are its net operating loss (NOL) carryforwards which approximates its retained earnings as of the date of these financials. A deferred tax asset as a result of NOLs have not been recognized due to the uncertainty of future positive taxable income to utilize the NOL.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3    RELATED PARTY TRANSACTIONS

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.A founder loaned the Company a total of $7,968 as of December 31st, 2022. The loan does not accrue interest and is due on demand.

NOTE 4    COMMITMENTS, CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers. Further, the Company is currently complying with all relevant laws and regulations. The Company does not have any long-term commitments or guarantees.

NOTE 5    LIABILITIES AND DEBT

The Company has an open-ended loan with Credit Union of the Rockies with a loan balance of $10,388 as of December 31st, 2022, accruing interest at a rate of 6.61%, annually.

Debt Principal Maturities 5 Years Subsequent to 2022

     Year Amount
     2023 $18,356
     2024 -
     2025 -
     2026 -
     2027 -
     Thereafter -

NOTE 6     EQUITY

The Company has authorized 11,000,000 shares of common at no-par value. The Company has issued 4,599,000 shares as of December 31st, 2022.

Voting: Common stockholders are entitled to one vote per share

Dividends: The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors.

NOTE 7    SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2022 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through June 23, 2023, the date these financial statements were available to be issued. No events require recognition or disclosure.

NOTE 8    GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The entity has realized losses every year since inception, incurred negative cash flows from operations, and may continue to generate losses.

During the next twelve months, the Company intends to finance its operations with funds from a crowdfunding campaign and revenue producing activities. The Company s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

EXHIBIT B    FINANCIAL STATEMENTS

THE SPLISH NETWORK d/b/a SPLISH NATURALS

Statement of Financial Position
As of                             December 31,2022     2021
ASSETS
Current Assets
Cash and Cash Equivalents              20,288     11,928
Accounts Receivable                       5,223      6,926
Inventory                              70,459     35,733
Total Current Assets                  95,970     54,587
Non-current Assets
Machinery & Computers, net of Accumulated Depreciation
                                          1,757        -
Total Non-Current Assets               1,757        -
TOTAL ASSETS                          97,727     54,587

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable                      12,771     13,713
Notes Payable - Related Party           7,968       -
Sales Tax Payable                       1,382        208
Total Current Liabilities              22,121     13,921
Long-term Liabilities
Notes Payable                          10,388     17,367
Total Long-Term Liabilities              10,388     17,367
TOTAL LIABILITIES                      32,510     31,288
EQUITY
Common Stock                         248,000     93,500
Accumulated Deficit                    (182,782)   (70,201)
Total Equity                          65,218     23,299
TOTAL LIABILITIES AND EQUITY          97,727     54,587

Statement of Changes in Shareholder Equity
Common Stock
 # of Shares Amount
$ Amount Accumulated Deficit Total Shareholder Equity
Beginning Balance at 1/1/2021 3,526,000 83,500 (47,229)  36,271
Issuance of Common Stock       439,000 10,000 -      10,000
Net Income (Loss)                -     -  (22,972) (22,972)
Ending Balance 12/31/2021     3,965,000 93,500 (70,201)  23,299
Issuance of Common Stock       634,000 154,500  -      154,500
Net Income (Loss)                -     -    (112,581)(112,581)
Ending Balance 12/31/2022     4,599,000 248,000(182,782)  65,218

Statement of Operations
Year Ended                          December 31, 2022    2021
Revenue                                  81,098          49,176
Cost of Revenue                          11,418          16,911
Gross Profit                          69,679          32,265
Operating Expenses
Advertising and Marketing             104,526          20,940
General and Administrative               63,468          31,131
Research and Development               9,877            -
Depreciation                             879            -
Total Operating Expenses             178,750          52,071
Operating Income (loss)                (109,070)     (19,806)
Other Income
Interest Income                              28               1
Other                                      41              87
Total Other Income                          69              88
Other Expense
Interest Expense                       3,580           3,254
Total Other Expense                       3,580           3,254
Earnings Before Income Taxes        (112,581)     (22,972)
Provision for Income Tax Expense/(Benefit)  -             -

Net Income (loss)                    (112,581)     (22,972)

Statement of Cash Flows
Year Ended                           December 31, 2022    2021
OPERATING ACTIVITIES
Net Income (Loss)                      (112,581) (22,972)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Depreciation                              879     -
Accounts Payable and Accrued Expenses     (941)   4,028
Inventory                               (34,726)  (1,004)
Accounts Receivable                         1,702  (5,574)
Sales Tax Payable                         1,174    (237)
Total Adjustments to reconcile Net Income to Net Cash provided by operations:
                                          (31,912)   (2,787)
Net Cash provided by (used in) Operating Activities
                                         (144,494)  (25,759)
INVESTING ACTIVITIES
Purchase of Machinery                      (2,636)
Net Cash provided by (used by) Investing Activities
                                           (2,636)      -
FINANCING ACTIVITIES
Proceeds from the Issuance of Common Stock
                                          154,500    10,000
Proceeds/(Repayments) from/(of) Notes Payable
                                           (6,978)    17,367
Proceeds from Notes Payable - Related Party
                                            7,968       -
Net Cash provided by (used in) Financing Activities
                                           155,490    27,367
Cash at the beginning of period             11,928    10,320
Net Cash increase (decrease) for period      8,360     1,608
Cash at end of period                       20,288    11,928

EXHIBIT C    SUBSCRIPTION AGREEMENT

THE SPLISH NETWORK, INC. DBA SPLISH NATURALS SUBSCRIPTION AGREEMENT
(Including investment representations)

IMPORTANT: This document contains significant representations.
Please read carefully before signing.

The Splish Network, Inc. dba Splish Naturals Attn: Matt Walsh
739 Lagoon Drive
Frisco, CO 80443

Ladies and Gentlemen:
I commit and subscribe to purchase from THE SPLISH NETWORK, INC. DBA SPLISH NATURALS, a Colorado Corporation (the Company) Equitys in the dollar amount set forth below and upon the terms and conditions set forth herein.
I understand that this Subscription Agreement is conditioned upon Company s acceptance of subscriptions. If this Subscription Agreement has been accepted, the Equitys subscribed to hereby shall be issued to me in the form of shares.
With respect to such purchase, I hereby represent and warrant to you that:
Residence.

I am a bona fide resident of (or, if an entity, the entity is domiciled in) the state set forth on my signature page.

Subscription.

I hereby subscribe to purchase the number of Equitys set forth below, and to make capital contributions to the Company in the amounts set forth below, representing the purchase price for the Equitys subscribed.
Principal Amount of Equitys                               (1)
Amounts may be subscribed for in one of four investment offers, as described in detail in Schedule A and incorporated herein, with each share priced at $10:
   OFFER A: $200 - 20 Shares
   OFFER B: $500 - 50 Shares
   OFFER C: $2,500 - 250 Shares
   OFFER D: $5,000 - 500 Shares

b. I have funded my purchase via ACH, wire transfer or I am enclosing a check made payable to THE SPLISH NETWORK, INC. DBA SPLISH NATURALS in an amount equal to 100% of my total subscription amount.
Portal Transaction ID (TXID) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . .

c. I acknowledge that this subscription is contingent upon acceptance by the Company, and that the Company has the right to accept or reject subscriptions in whole or in part.

3 Representations of Investor.

In connection with the sale of the Equitys to me, I hereby acknowledge and represent to the Company as follows: I hereby acknowledge receipt of a copy of the Confidential Private Placement Memorandum of the Company, dated on or about 2023-09-05 00:00:00, (the Memorandum), relating to the offering of the Equity.

I have carefully read the Memorandum, including the section entitled Risks Factors, and have relied solely upon the Memorandum and investigations made by me or my representatives in making the decision to invest in the Company. I have not relied on any other statement or printed material given or made by any person associated with the offering of the Equitys.

I have been given access to full and complete information regarding the Company (including the opportunity to meet with the CEO of the Company and review all the documents described in the Memorandum and such other documents as I may have requested in writing) and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Memorandum.

I am experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Equitys, and do not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, I have used a knowledgeable representative in connection with my decision to purchase the Equitys).

I understand that an investment in the Equitys is highly speculative and involves a high degree of risk. I believe the investment is suitable for me based on my investment objectives and financial needs. I have adequate means for providing for my current financial needs and personal contingencies and have no need for liquidity of investment with respect to the Equitys. I can bear the economic risk of an investment in the Equitys for an indefinite period of time and can afford a complete loss of such investment.

I understand that there may be no market for the Equitys, that there are significant restrictions on the transferability of the Equitys and that for these and other reasons, I may not be able to liquidate an investment in the Equitys for an indefinite period of time.

I have been advised that the Equitys have not been registered under the Securities Act of 1933, as amended (Securities Act), or under applicable state securities laws (State Laws), and are offered pursuant to exemptions from registration under the Securities Act and the State Laws. I understand that the Company s reliance on such exemptions is predicated in part on my representations to the Company contained herein.

I understand that I am not entitled to cancel, terminate or revoke this subscription, my capital commitment or any agreements hereunder and that the subscription and agreements shall survive my death, incapacity, bankruptcy, dissolution or termination.

I understand that capital contributions to the Company will not be returned after they are paid.

4 Investment Intent; Restrictions on Transfer of Securities.

I understand that (i) there may be no market for the Equitys, (ii) the purchase of the Equitys is a long-term investment, (iii) the transferability of the Equitys is restricted, (iv) the Equitys may be sold by me only pursuant to registration under the Securities Act and State Laws, or an opinion of counsel that such registration is not required, and (v) the Company does not have any obligation to register the Equitys.

I represent and warrant that I am purchasing the Equitys for my own account, for long term investment, and without the intention of reselling or redistributing the Equitys. The Equitys are being purchased by me in my name solely for my own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization, and I have made no agreement with others regarding any of the Equitys. My financial condition is such that it is not likely that it will be necessary for me to dispose of any of the Equitys in the foreseeable future.

I am aware that, in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of any of the Equitys and for which the Equitys were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above.

I understand that any sale, transfer, pledge or other disposition of the Equitys by me (i) may require the consent of the CEO of the Company, (ii) will require conformity with the restrictions contained in this Section 4, and (iii) may be further restricted by a legend placed on the instruments or certificate(s) representing the securities containing substantially the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, offered for sale, or transferred except pursuant to either an effective registration statement under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws. The transfer or encumbrance of the securities represented by this certificate is subject to substantial restrictions.

5 Additional Representations of Investor.

In connection with the sale of the shares to me, I further represent and warrant to the Company as follows:
Individual Investor Only. I am of legal age in my state of residence and have legal capacity to execute, deliver and perform my obligations under this Subscription Agreement and the shares. The Subscription Agreement and the shares are my legal, valid and binding obligations, enforceable against me in accordance with their respective terms.

Entity Investor Only. The undersigned is a duly organized, formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation. The undersigned has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the shares and to subscribe for and purchase the shares subscribed hereunder. The undersigned will deliver all documentation with respect to its formation, governance and authorization to purchase the shares as may be requested by the Company. Execution, delivery and performance of this Subscription Agreement and the shares by the undersigned have been authorized by all necessary corporate, limited liability company or other action on its behalf, and the Subscription Agreement and the shares are its legal, valid and binding obligations, enforceable against the undersigned in accordance with their respective terms.

I desire to invest in the shares for legitimate, valid and legal business and/or personal reasons and not with any intent or purpose to violate any law or regulation. The funds to be used to invest in the shares are derived from legitimate and legal sources, and neither such funds nor any investment in the shares (or any proceeds thereof) will be used by me or by any person associated with me to finance any terrorist or other illegitimate, illegal or criminal activity. I acknowledge that, due to anti-money laundering regulations, the Company may require further documentation verifying my identity and the source of funds used to purchase the shares.

If the undersigned is an entity: The undersigned has in place, and shall maintain, an appropriate anti-money laundering program that complies in all material respects with all applicable laws, rules and regulations (including, without limitation, the USA PATRIOT ACT of 2001) and that is designed to detect and report any activity that raises suspicion of money laundering activities. The undersigned have obtained all appropriate and necessary background information regarding its officers, directors and beneficial owners to enable the undersigned to comply with all applicable laws, rules and regulations respecting anti-money laundering activities.

d. I did not derive any payment to the Company from, or related to, any activity that is deemed criminal under United States law.

e. I understand that the Company is relying on the accuracy of the statements contained in this Subscription Agreement in connection with the sale of the shares to me, and the shares would not be sold to me if any part of this Subscription Agreement were untrue. The Company may rely on the accuracy of this Subscription Agreement in connection with any matter relating to the offer or sale of the shares.

f. If any statement contained in this Subscription Agreement becomes, for any reason, inaccurate, I shall immediately notify the Company and I understand and acknowledge that the continued accuracy of the statements contained in this Subscription Agreement are of the essence to the Company s sale of the shares to me.

6 I acknowledge and agree that any approval or consent of a shares holder required under the shares may be provided by a signature page delivered or provided electronically, whether by e-signature, facsimile, DocuSign, electronic mail in portable delivery format or other similar means. I further acknowledge that the Company may rely on the contact information I have provided in this Subscription Agreement, including for purposes of confirming that information has been delivered to me or that responses received from me are in fact from me.

7 Investor Qualifications.

I represent and warrant as follows (Answer Part a, b or c, as applicable. Please check all applicable items):
Accredited Investor    Individuals. I am an INDIVIDUAL and:
i. I have a net worth, or a joint net worth together with my spouse, in excess of $1,000,000, excluding the value of my primary residence.
ii. I had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year.
iii. I had joint income with my spouse in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.
iv. I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65)(2)
v. I am a director or executive officer of THE SPLISH NETWORK, INC. DBA  SPLISH NATURALS
(2) This item shall only be a valid method of accreditation as an accredited investor under Rule 501(a) of Regulation D promulgated under the Securities Act, on or after December 8, 2020, as set in forth in SEC Release Nos. 33 10824 and 34-89669, File No. S7-24-19.
b. Accredited Investor    Entities. The undersigned is an ENTITY and:
i. The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors by meeting one of the tests under items (a)(i) through (a)(v) above. Please indicate the name of each equity owner and the applicable test:
ii. The undersigned is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Securities Act either in its individual or fiduciary capacity.
iii. The undersigned is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
iv. The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.
v. The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined therein, in Section 2(a)(48).
vi. The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
vii. The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and one or more of the following is true (check one or more, as applicable):
(1) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser;
(2)  the employee benefit plan has total assets in excess of $5,000,000; or
(3) the plan is a self-directed plan with investment decisions made solely by persons who are accredited investors as defined under therein.
viii. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
ix. The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Equitys and one or more of the following is true (check one or more, as applicable):
(1) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;
(2)  a corporation;
(3)  a Massachusetts or similar business trust;
(4)  a partnership; or
(5)  a limited liability company.
x. The undersigned is a trust with total assets exceeding $5,000,000, which is not formed for the specific purpose of acquiring Equitys and whose purpose is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Equitys.
xi. The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000
xii. The undersigned is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
xiii. The undersigned is an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940.
xiv. The undersigned is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.
xv. The undersigned is an entity, of a type not listed in items (b)(i) to (b)(xiv) above or b(xvi) to b(xviii) below, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of
$5,000,000
xvi. The undersigned is a family office, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (1) with assets under management in excess of $5,000,000, (2) that is not formed for the specific purpose of acquiring the securities offered, and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
xvii. The undersigned is a family client, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in item (b)(xvi) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph(b)(xvi)(3) above.
xviii. The undersigned is a revocable trust where each grantor of the trust is an accredited investor meeting one or more of the individual accredited investor tests under items (a)(i) through (a)(v) above and the person who makes investment decisions for the undersigned is an accredited investor under any one or more of tests under items (a)(i) through (a)(iv) or items (b)(i) through (b)(xvii).

c. Non-Accredited Investors.
    The undersigned cannot make any of the foregoing representations and is therefore not an accredited investor.

Miscellaneous.

d. I agree to furnish any additional information that the Company or its counsel deem necessary in order to verify the responses set forth above.
e. I understand the meaning and legal consequences of the agreements, representations and warranties contained herein. I agree that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Equitys. I further agree to indemnify and hold harmless the Company, and each current and future member of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any of my agreements, representations or warranties contained herein.
f. This Subscription Agreement shall be construed and interpreted in accordance with Minnesota law without regard to the principles regarding conflicts of law.

SIGNATURE PAGE FOR INDIVIDUALS

Dated: Dated:

   Signature           Signature of Second Individual, if applicable
   Name (Typed or Printed)          Name (Typed or Printed)
   Social Security Number          Social Security Number
   Telephone Number          Telephone Number
   Residence Street Address          Residence Street Address
City, State & Zip Code
(Must be same state as in Section 1)
City, State & Zip Code
(Must be same state as in Section 1)
Mailing Address
(Only if different from residence address)
Mailing Address
(Only if different from residence address)
City, State & Zip Code City, State & Zip Code
   Email address           Email address
Individual Subscriber Type of Ownership:

The Equitys subscribed for are to be registered in the following form of ownership:

Individual Ownership
Joint Tenants with Right of Survivorship (both parties must sign). Briefly describe the relationship between the parties (e.g., married) :
Tenants in Common (both parties must sign). Briefly describe the relationship between the parties (e.g., married) :

Source of Funds
    Cash  CD  Liquidation  Margin or Bank Loan  Money Market  Other

SIGNATURE PAGE FOR TRUSTS AND ENTITIES

Dated:

Name of Entity (Typed or Printed)         Telephone Number
   Signature of Authorized Person         Entity s Tax Identification Number
Name & Title (Typed or Printed) of Signatory Contact Person (if different from Signatory)
   Principal Executive Office Address         Mailing Address
(If different from principal executive office)
City, State & Zip Code
(Must be same state as in Section 1)
City, State & Zip Code
Email address Email address

Entity Subscriber Type of Ownership:

The Equitys subscribed for are to be registered in the following form of ownership (check one):
Partnership
Limited Liability Company
Corporation
Trust or Estate (Describe, and enclose evidence of authority :
IRA Trust Account
Other (Describe) :

ACCEPTANCE

This Subscription Agreement is accepted by THE SPLISH NETWORK, INC. DBA SPLISH NATURALS on

As to: investment.securities.units the principal amount in Equitys set forth in Item 2.a.;
or investment.securities.units.accepted investment.securities.amount.accepted Equitys.

THE SPLISH NETWORK, INC. DBA SPLISH NATURALS

By: . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name: Matt Walsh
Its: CEO

Counterpart Signature Page to bylaws of The Splish Network, Inc. dba Splish Naturals

IN WITNESS WHEREOF, the undersigned hereby executes this counterpart signature page to the bylaws of The Splish Network, Inc. dba Splish Naturals, as the same may be amended from time to time, and hereby authorizes The Splish Network, Inc. dba Splish Naturals to attach this counterpart signature page to the bylaws as executed by the other parties thereto.

   Signature           Signature of Second Individual, if applicable

   Name (Typed or Printed)          Name (Typed or Printed)

SCHEDULE A
INVESTMENT OFFERS

OFFER A:
CONSUMER DESIGN
   Priced at $200     Products, Discounts and Gifts     $538 Retail Value
   20 shares at $10 per Share of Splish Naturals Common Stock
   Perks
     2 Consumer Packages of Splish Naturals products
     $200 of Discounts on Future Purchases
     1 Gift of a Consumer Package to the Hero of Your Choice

OFFER B:
CONSUMER DESIGN
   Priced at $500     Products, Discounts and Gifts     $1,290 Retail Value
   50 shares at $10 per Share of Splish Naturals Common Stock
   Perks
     5 Consumer Packages
     $500 of Discounts on Future Purchases
     2 Gifts of a Consumer Package to the Heroes of Your Choice

OFFER C:
RETAILER DESIGN
   Priced at $2,500     Products, Discounts and Gifts     $4,806 Wholesale Value
   250 shares at $10 per Share of Splish Naturals Common Stock
   Perks
      2 Pro Retailer Packages
     $2,500 of Discounts on Future Purchases
     6 Gifts of Consumer Packages to the Heroes of Your Choice

OFFER D:
RETAILER DESIGN
   Priced at $5,000     Products, Discounts and Gifts     $10,505 Wholesale Value
   500 shares at $10 per Share of Splish Naturals Common Stock
   Perks
     5 Pro Retailer Packages
     $5,000 of Discounts on Future Purchases
     10 Gifts of Consumer Packages to the Heroes of Your Choice

CONSUMER PACKAGE
For purposes of this Subscription Agreement, a Consumer Package is defined as a combination of:
   Heal Your Heroes Pain Relief Balm     2 oz     $44.95
   Heal Your Heroes Pain Relief Balm     15 ml    $22.95
   Relax a Hero     10 ml     $44.95

   Ingredients Pain Relief Balm
      Candelilla Wax
      Organic Coconut Oil
      Organic East African Shea Butter
      Menthol Crystals (5%)
      Aloe Vera
      Arnica Oil
      Vitamin E
      Turmeric Oil
      Black Pepper Oil

    Proprietary terpene blend Cannabinoid Content
      CBD 1200 mg
      CBG 150 mg
      CBDa 15 mg
      CGa 15 mg

   Ingredients Relax a Hero
      Virgin Organic Sunflower Seed Oil
      Bulgarian lavender Oil
      Cedarwood Oil
      Bergamot Oil
      Proprietary Relaxing Terpene Blend

RETAILER PACKAGE
For purposes of this Subscription Agreement, a Retailer Package is defined as a combination of:
   Entourage Balm     16 oz     $199.00
   Entourage Balm     64 oz     $499.00
   Massage Oil     1 gallon     $299.00

   Ingredients of Entourage Balm
      Organic Coconut Oil
      Organic East African Shea Butter
      Organic Sunflower Seed Oil (High Oleic)
      Aloe Vera
      Arnica Oil
      Organic Bees Wax
      Vitamin E
      Proprietary terpene blend

   CBD Content
      3200 mg (25 mg per tablespoon)

   Ingredients Professional Massage Oil
      Virgin Organic Sunflower Seed Oil
      Virgin Organic Rice Bran Oil
      Vitamin E

     CBD Content
       3200 mg